SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2004

                             VISUAL DATA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

  FLORIDA                        000-22849                    65-0420146
----------------               -------------               -----------------
(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification
incorporation)                                                 Number)

                 1291 SW 29 Avenue, Pompano Beach, Florida 33069
                 -----------------------------------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code:   (954)917-6655

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 7. Financial Statements and Exhibits

      (c)   Exhibits

Exhibit No.       Description

99.1              News Release issued by Visual Data
                  Corporation on August 17, 2004

Item 9. Regulation FD Disclosure.

      On August 17, 2004, Visual Data Corporation issued a news release reporting its results for three and six months ended June 30, 2004. The press release also contained continuing operations EBITDA (earnings before income taxes, depreciation and amortization, as well as a non-cash option expense) information for Visual Data. A copy of this news release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference. Visual Data provides information to the investors on an EBITDA basis because Visual Data believes that EBITDA is a useful measure of operating performance before impact of investing and financing transactions, making comparisons between Visual Data's earning power more meaningful and providing consistent period over period comparisons of Visual Data's performance. In addition, Visual Data uses this non-GAAP financial measure internally to measure its ongoing business performance.

      The information furnished in this Item 9, intended to be furnished under
Item 12, is instead furnished under Item 9 in accordance with SEC Release 33-8216. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") nor shall such information be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing..

Item 12. Results of Operations and Financial Condition.

      See Item 9.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Visual Data Corporation

Date: August 19, 2004                  By: /s/ Randy S. Selman
                                       -----------------------------------
                                       Randy S. Selman, President and
                                       Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.       Description

99.1              News Release issued by Visual Data
                  Corporation on August 17, 2004